Exhibit 99.1
Cesca Therapeutics Announces Changes in Management
RANCHO CORDOVA, Calif., May 4, 2015 -- Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that Mr. Dan T. Bessey has resigned as Chief Financial Officer of Cesca Therapeutics effective May 9, 2015. Mr. Bessey has accepted a position as Chief Financial Officer of Hawaiian Telcom, a provider of integrated communications services to business and residential customers in Hawaii.
"Dan has played a key role in the transformation of Cesca Therapeutics into a leading regenerative medicine company and we wish him the best as he returns to the telecommunications sector, in which he has spent the majority of his career," said Robin Stracey, the Company's Interim Chief Executive Officer.
Mr. Michael Bruch has been appointed the Company's Interim Chief Financial Officer.  Mr. Bruch, (50) has served as Controller since joining the Company in 2003, during which time he has had responsibility for the Accounting and Internal Control functions.  Additionally, Mr. Bruch was instrumental in integrating the financial operations of TotipotentRX into the Company at the time of the merger that created Cesca Therapeutics.  Mr. Bruch has over 25 years of accounting experience in various financial and managerial roles for General Electric and Dade MicroScan (now Siemens Healthcare). Mr. Bruch is a Certified Public Accountant and graduated with honors from California State University, Sacramento with a Bachelors of Science degree in business administration.
About Cesca Therapeutics Inc.
Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:
·	SurgWerks™; proprietary stem cell therapy point-of-care kits for the treatment of vascular and orthopedic indications that integrate the following indication specific elements:
·	Cell harvesting
·	Cell processing and selection
·	Cell diagnostics
·	Cell delivery.
·	CellWerksTM; a proprietary stem cell laboratory kit for the processing of target cells used in the treatment of oncological and hematological disorders.
·	The AutoXpress® (AXP); a proprietary automated device, along with companion sterile blood processing disposables, for the harvesting of stem cells from cord blood.
·
The MarrowXpress® (MXP); a derivative product of the AXP and its accompanying disposable bag set, for the isolation and concentration of stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that volume-reduces blood from bone marrow to a user defined volume in 30 minutes while retaining over 90% of mononuclear cells (MNCs).

·	The Res-Q™ 60 (Res-Q); a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).
·	The BioArchive® System; an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries, for cryopreservation and archiving of cord blood stem cell units for transplant.
Forward Looking Statement
The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including FDA approval, timing of the Company's submission of IDE applications, or amendments to such applications, and outcomes from such submissions.  Further, clinical trial outcomes are not predictable, and results may vary from the Company's expectations, including the start of any such clinical trials, patient follow up issues, and costs associated with such trials. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com
Investor Contact: Kirin Smith, ProActive Capital Group
+ 1-646-863-6519, or ir@cescatherapeutics.com